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Exhibit 4.4

SECURITY AGREEMENT

        SECURITY AGREEMENT dated September 6, 2005, made by Lightspace Corporation, a Delaware corporation, with its principal offices located at 125 CambridgePark Drive, 4th Floor, Cambridge, MA 02140 (the "Grantor"), and AIGH Investment Partners, LLC, a Delaware limited liability company, or assigns, having an office located at 6006 Berkeley Ave., Baltimore, MD 21209, as agent for the Lenders (as defined herein) ("Secured Party"), in connection with the Notes (as hereinafter defined).

PRELIMINARY STATEMENT:

        The Grantor has issued to the parties listed on the attached Schedule I (each a "Lender", and collectively the "Lenders") the secured term notes listed opposite the respective Lender's name on Schedule I, in the aggregate amount of $700,000, each dated as of the date hereof (collectively, the "Notes"). The parties desire to provide security for the obligations of the Grantor to the Lenders under the Notes.

        NOW, THEREFORE, in consideration of the premises, and in order to induce the Lenders to make the loan under the Notes, the parties hereby agree as follows:

        Section 1.    Grant of Security.    The Grantor hereby grants to Secured Party, for its benefit and for the ratable benefit of each Lender, a continuing security interest in all of the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

          (1)   All accounts receivable in all forms, wherever located, now or hereafter existing, including, but not limited to: (a) all accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned hereunder (any and all such items being "Receivables") and any other items of real or personal property in which Grantor may grant a security interest in the future, (b) all right, title and interest in and to the goods or other property represented by, or which by sale have resulted in, or securing any part of the Receivables, including, without limitation, all returned, reclaimed or repossessed goods or other property, (c) all of Grantor's rights and remedies as an unpaid vendor or lienor, including stoppage in transit, replevin, repossession and reclamation, (d) all amounts due to Grantor from any account debtor or obligor irrespective of whether such amounts have been assigned to Secured Party, (e) all of Grantor's right, title and interest in and to, and all of Grantor's rights, remedies, security interests and liens under, guaranties or other contracts of suretyship, security agreements or mortgages on real property, deposits, leases or other agreements or property securing or relating to any of the items referred to in subparagraph (a) hereof, or acquired for the purpose of securing and enforcing any of such items, (f) all monies, securities and other property and the proceeds thereof, now or hereafter held or received, or in transit to the Secured Party from the Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, (g) all books, records, ledged cards, and other property and general intangibles any time evidencing or relating to the Receivables ("Records"), and (h) all proceeds of any of the foregoing in whatever form, including, without limitation, any claim against third parties for loss or damage to, or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements of other documents;

          (2)   All equipment, machinery, fixtures, furniture, office machinery, vehicles, implements, tools, and other tangible personal property of every kind and description, now owned or hereafter acquired by the Grantor in substitution or replacement thereof;

          (3)   the "IP Collateral", which consists of:

            (a)   any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (collectively the "Copyrights");

            (b)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products (collectively, the "Trade Secrets");

            (c)   All patents and patent applications as set forth on Exhibit A attached hereto (collectively the "Patents"); and

            (d)   Any trademark and service mark rights as set forth on Exhibit A attached hereto (collectively, the "Trademarks");

          (4)   All proceeds of any and all of the foregoing (including, without limitation, proceeds which constitute property of the types described in clause (1) of this Section 1), and, to the extent not otherwise included, all: (a) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and this Agreement and (b) cash.

        Section 2.    Security for Obligations.    This Agreement secures the payment and performance of all obligations of the Grantor to Secured Party and the Lenders now or hereafter existing under this Agreement and the Notes, whether for principal, interest, fees, expenses, or otherwise (all such obligations of the Grantor being the "Obligations").

        Section 3.    Grantor Remains Liable.    Anything herein to the contrary notwithstanding the exercise by the Lenders or Secured Party of any rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

        Section 4.    Collateral Assignment of IP Collateral.

        (1)   Concurrently and in connection with the security interest in the IP Collateral granted by Grantor to Secured Party (for itself and as agent for the Lenders), Grantor also assigns and conveys to Secured Party all of Grantors' right, title and interest in, to and under the IP Collateral, provided, however, that Secured Party (for itself and as agent for the Lenders) and Grantor acknowledge and agree that the interest in the IP Collateral being assigned hereby shall not be construed as a current assignment, but as a collateral assignment only, in order to secure the Grantor's obligations.

        (2)   The assignment and security interest granted hereby (the "Assignment") constitutes a first senior security interest in and lien on all of the IP Collateral.

        (3)   The Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record the Assignment. Without limitation on any other representation or warranty of the Grantor set forth in this Agreement, the Grantor represents, warrants, covenants and agrees as follows:

          (a)   Performance of this Assignment does not conflict with or result in a breach of any agreement to which the Grantor is party or by which the Grantor is bound, except to the extent that certain intellectual property agreements, listed on Exhibit B hereto, prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Assignment constitutes an assignment;

          (b)   During the term of this Agreement, the Grantor will not transfer or otherwise encumber any interest in the IP Collateral, except for licenses granted by the Grantor in the ordinary course of business or as set forth in this Agreement;

          (c)   The Grantor shall (i) protect, defend and maintain the validity and enforceability of the IP Collateral, (ii) use its best efforts to detect infringements of the IP Collateral and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any of the IP Collateral to be abandoned, forfeited or dedicated to the public without the written consent of the Secured Party, which shall not be unreasonably withheld, unless the Grantor determines that reasonable business practices suggest that abandonment is appropriate.

          (d)   The Grantor shall register as the Grantor ordinarily would in the ordinary course of business the most recent version of any of the Grantor's Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of the Secured Party' interest in the IP Collateral;

          (e)   This Assignment creates in favor of the Secured Party a valid and perfected first priority security interest in the IP Collateral in the United States securing the payment and performance of the obligations evidenced by the Notes upon making appropriate filings, if any are required in the reasonable discretion of Secured Party, with the United States Patent and Trademark Office, Registrar of Copyrights and the Delaware Secretary of State.

          (f)    The Grantor shall not enter into any agreement that would materially impair or conflict with the Grantor's obligations hereunder without the Secured Party's prior written consent, which consent shall not be unreasonably withheld. The Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in the Grantor's rights and interests in any property included within the definition of the IP Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

          (g)   Upon any executive officer of the Grantor obtaining actual knowledge thereof, the Grantor will promptly notify the Secured Party in writing of any event that materially adversely affects the value of any IP Collateral, the ability of the Grantor to dispose of any IP Collateral or the rights and remedies of the Secured Party in relation thereto, including the levy of any legal process against any of the IP Collateral.

        Section 5.    Representations, Warranties and Covenants.    The Grantor represents, warrants and covenants as follows:

          (1)   The Company will notify the Secured Party immediately in writing of any change in its address, name, or state or form of organization.

          (2)   The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office.

          (3)   The Grantor has exclusive and absolute right to collect the Collateral.

          (4)   None of the Receivables is evidenced by a promissory note or other instrument.

          (5)   This Agreement creates a valid security interest in the Collateral, securing payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken, or shall be taken promptly upon execution hereof.

          (6)   The Grantor is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; has the corporate power and authority to own its assets and to transact its business, and is duly qualified and in good standing under the laws of each jurisdiction in which qualification is required

          (7)   The execution and performance by the Grantor of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene such corporation's character or bylaws; (c) violate any provision of any law, rule, or regulation; or (d) result in a breach of or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected.

          (8)   This Agreement is the legal, valid, and binding obligation of the Grantor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor's rights generally.

          (9)   No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (a) for the grant by the Grantor of the assignment and security interest granted hereby or for the execution, delivery, or performance of this Agreement by the Grantor; (b) for the perfection or maintenance of the assignment, and security interest created hereby (including the first priority nature of such assignment, and security interest); or (c) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

          (10) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (11) Grantor shall not pledge, sell, assign, transfer, create or suffer to exist any security interest in or other lien or encumbrance on any part of the Collateral or grant or suffer to exist any security interest in or other lien or encumbrance on any of Grantor's inventory or other assets to anyone other than Secured Party, without Secured Party's prior written consent. Grantor hereby agrees to defend the same against any and all persons whatsoever.

        Section 6.    Certain Grantor Covenants.

        (1)   The Grantor, at its sole expense, will take any and all actions as may be necessary or appropriate to facilitate the perfection and preservation of the security interest granted herein, or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

        (2)   The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        (3)   The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

        (4)   The Grantor hereby irrevocably appoints the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement.

        (5)   The Grantor has represented that its trade payables on the date hereof do not exceed $641,000 and has agreed that the proceeds of the Notes will be sufficient to fund Grantor's salary requirements and key vendors for at least 30 days without legal action commencing against Grantor by any of holders of such trade payables.

        Section 7.    The Secured Party's Duties.    The powers conferred on the Secured Party hereunder are solely to protect the Lenders' interest in the Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by them hereunder, the Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to any Collateral, whether or not the Secured Party have or are deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

        Section 8.    Events of Default.    It shall be an event of default (an "Event of Default") hereunder if:

          (a)   The Grantor breaches any of the representations, warranties or covenants under the Notes, this Agreement, or any other agreements between the Lenders and the Grantor, of even date herewith, or there occurs an Event of Default under the Note;

          (b)   The Grantor becomes insolvent, admits its inability to pay its debts as they mature, or is in any form of bankruptcy, arrangement or reorganization proceeding (whether governed by Federal, state or common law);

          (c)   The Grantor fails to comply with, or defaults under, any term of any present or future agreement between it and any of the Lenders.

        Section 9.    Remedies.    If any Event of Default shall have occurred and be continuing the Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is convenient to the parties and (b) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. All proceeds of Collateral shall be applied in the following order of priority: (i) fees and expenses incurred by the Secured Party as described in Section 10(2) until paid and satisfied in full, (ii) fees and expenses incurred by any Lender as described in Section 10(2) until paid and satisfied in full, (iii) due and unpaid interest on the Notes until paid and satisfied in full, (iv) due and unpaid principal on the Notes until paid and satisfied in full, and (v) the remainder, if any, to Grantor or any other person or entity lawfully entitled thereto.

        Section 10.    Indemnity and Expenses.

        (1)   The Grantor agrees to indemnify the Secured Party and Lenders from and against any and all claims, losses, and liabilities (including, without limitation, reasonable attorney fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of the Lenders or Secured Party.

        (2)   The Grantor will upon demand pay the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, which the Lenders or Secured Party may incur in connection with (a) the preparation and administration of this Agreement and the Note; (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (c) the exercise or enforcement of any of the rights of the Lenders or Secured Party hereunder; or (d) the failure by the Grantor to perform or observe any of the provisions hereof.

        Section 11.    Amendments; Etc.    No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Grantor here from, shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 12.    Addresses for Notices.    All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered to the address for each such party set forth above or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received, respectively.

        Section 13.    Waiver of Rights.    The Grantor waives the right to assert against any of the Lenders or Secured Party or other holder any defense, counterclaim or set-off which it could assert against such person in any action brought by such holder upon the Company's obligations hereunder.

        Section 14.    Continuing Security Interest; Assignments Under The Notes.    This Agreement shall create a continuing security interest in the Collateral and shall: (1) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement; (2) be binding upon the Grantor, its successors and assigns; and (3) inure to the benefit of, and be enforceable by, each of the Secured Party and Lenders and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (3) the Secured Party and Lenders may assign or otherwise transfer all or any portion of their rights and Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the respective Secured Party or Lender therein or otherwise. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Secured Party will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

        Section 15.    Governing Law; Terms.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

        Section 16.    Submission to Jurisdiction.    The Grantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any State court sitting in New York County for purposes of all legal proceedings which may arise hereunder or under the Note. The Grantor irrevocably waives to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and trial by jury. The Grantor hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified above or in any other manner permitted by law.

THE SECURED PARTY AND THE GRANTOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. NO OFFICER OF THE SECURED PARTY HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

        Section 17.    Agency; Action by Secured Party.    Each Lender hereby appoints the Secured Party as its agent hereunder with respect to the Collateral and the creation, perfection, priority, preservation, protection and enforcement of a security interest therein in accordance with the terms of this Agreement. Each Lender hereby authorizes the Secured Party to take such actions with respect to the Collateral, for the pro-rata benefit of the Lenders in accordance with Section 9, as the Secured Party determines to take in its sole discretion, and each Lender agrees to indemnify and hold harmless the Secured Party for all costs, claims or expenses (including without limitation attorneys' fees and expenses) in connection with such actions taken or omitted to be taken, except to the extent resulting from the gross negligence or willful misconduct of Secured Party. The Secured Party shall provide prompt notice of any material action under this Agreement to the Lenders.

SIGNATURE PAGE
SECURITY AGREEMENT
Lightspace Corporation
September 6, 2005

        IN WITNESS WHEREOF, the Grantor, Secured Party and the Lenders have caused this Agreement to be duly executed and delivered by duly authorized representative as of the date first above written.

THE GRANTOR:
Lightspace Corporation a Delaware corporation
	By:	Name: Ken Lang Title: President Address for Notices: 125 CambridgePark Drive, 4th Floor Cambridge, MA 02140 Fax: [617-868-1799]
SECURED PARTY:
AIGH INVESTMENT PARTNERS, LLC
	By:	Name: Orin Hirschman Title: Manager

SIGNATURE PAGE
SECURITY AGREEMENT
Lightspace Corporation
September 6, 2005

THE LENDERS:
AIGH INVESTMENT PARTNERS LLC
	By:	Name: Title:
PRIME RESOURCE INC.
	By:	Name: Title:
Steven Antebi
Terry Deru
Lowell Anderson
Matthew Limpert
Branden Vernon
Tiffany Limpert

SCHEDULE I
LENDERS

Name and Address	Principal Amount of Notes
AIGH Investment Partners, LLC 6006 Berkeley Ave. Baltimore, MD 21209	$200,000.00
Prime Resource, Inc 1245 East Brickyard Rd, #590 Salt Lake City, Utah 84106	$100,000.00
Terry Deru 99 Cove lane Layton, Utah 84040	$50,000.00
Tiffany Limpert 8395 S Parkhurst Circle Sandy, Utah 84094	$50,000.00
Matthew Limpert 2551 S Fillmore Street Salt Lake City, Utah 84106	$50,000.00
Lowell Anderson 7138 S 2000 E, #211 Salt Lake City Utah 84121	$75,000.00
Branden Vernon 13043 S 2950 W Riverton, Utah 84065	$25,000.00
Steven Antebi 11601 Wilshire Blvd Suite 2040 Los Angeles, CA 90025	$150,000.00
TOTAL	$700,000.00

EXHIBIT A

        [Schedule all patents (by number), patent applications (by number), trademarks, URL's, copyrights, etc.]

LS001US, UTILITY PATENT
Title: INTERACTIVE MODULAR SYSTEM
Application Serial #: 10/285342

Foreign Patent Filings based on LS001US
PCT Application Serial #: PCT/US03/16280

LS003US, UTILITY PATENT
Title: INTERACTIVE SYSTEM
Application Serial #: 10/779089

Foreign Patent Filings based on LS003US
PCT Application Serial #: PCT/US04/04127

LS004US, UTILITY PATENT
Application Serial #: 60/565133

Foreign Patent Filings based on LS004US
PCT Application Serial #: TBD

LS005PUS, PROVISIONAL PATENT
Application Serial #: 60/602701

Trademark filed for:
"LIGHTSPACE"

EXHIBIT B

        Excluded Intellectual Property licenses, agreements, etc.:

        NONE

EXHIBIT C

Lightspace Corporation
Summary of Receivables and Factored
September 5, 2005

Receivables Accounts:	Amount of Receivable
Lightworks Interactive(*1)	$264,000.00
Old Navy(*2)	$30,000.00

Total	$294,000.00

Receivables that have been Factored (sold off to raise money or meet past obligations) Accounts:	Factored Payment
Japan Dealership	$45,000.00
Korea FEC Sale	$15,000.00

$60,000.00

(*1)
These receivables are tied to a reseller agreement in which the reseller has committed to a specific amount of sales. If no sales are made, the commitment stands and is divided up into two quarterly payments.

(*2)
Signed paperwork expected in present week.

        This Exhibit C is included to make explicit any remaining payments (the factored ones) expected by customers that are not subject to this security agreement as they have been sold off already.

FIRST AMENDMENT TO SECURITY AGREEMENT

        FIRST AMENDMENT, dated as of September 6, 2005 (the "Amendment"), to the Security Agreement, dated September 6, 2005 (the "Security Agreement"), each made by Lightspace Corporation, a Delaware corporation, with its principal offices located at 125 Cambridgepark Drive, 4th Floor, Cambridge, MA 02140 (the "Grantor"), and AIGH Investment Partners, LLC, a Delaware limited liability company, or assigns, having an office located at 6006 Berkeley Ave., Baltimore, MD 21209, as agent for the Lenders (as defined in the Security Agreement) (the "Secured Party"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Security Agreement.

PRELIMINARY STATEMENT:

        WHEREAS, certain Lenders have transferred their Notes to certain other Lenders;

        WHEREAS, the Grantor and Secured Party wish to amend the Security Agreement to accurately reflect the Notes issued to the Lenders; and

        WHEREAS, Section 11 of the Security Agreement provides that no amendment to the Security Agreement shall be effective unless it is in writing and signed by the Secured Party;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Security Agreement hereby agree as follows:

        Section 1.    Amendments to the Security Agreement.    The Security Agreement is hereby amended as follows:

          (1)   The number "$700,000" in the Preliminary Statement is hereby deleted and replaced with the following: "$750,000"; and

          (2)   Schedule I to the Security Agreement is hereby deleted in its entirety and replaced by Schedule I attached to this Amendment.

        Section 2.    Effect of Amendment.    Except as expressly provided in this Amendment, each of the terms and provisions of the Security Agreement shall remain in full force and effect.

        Section 3.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

        Section 4.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

SIGNATURE PAGE
FIRST AMENDMENT TO SECURITY AGREEMENT
Lightspace Corporation
October     , 2005

        IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Amendment to be duly executed and delivered by duly authorized representative as of the date first above written.

THE GRANTOR:
Lightspace Corporation a Delaware corporation
By:
Name: Ken Lang Title: President Address for Notices: 125 Cambridgepark Drive, 4th Floor Cambridge, MA 02140 Fax: [617-868-1799]
SECURED PARTY:
AIGH INVESTMENT PARTNERS, LLC
By:
Name: Orin Hirschman Title: Manager

SIGNATURE PAGE
SECURITY AGREEMENT
Lightspace Corporation
September 6, 2005

THE LENDERS:
AIGH INVESTMENT PARTNERS LLC
By:
Name: Title:
PRIME RESOURCE INC.
By:
Name: Title:
Steven Antebi
Terry Deru
Lowell Anderson
Matthew Limpert
Branden Vernon
Tiffany Limpert

SCHEDULE I

LENDERS

Name and Address	Principal Amount of Notes
AIGH Investment Partners, LLC 6006 Berkeley Ave. Baltimore, MD 21209	$200,000.00
Terry Deru 99 Cove lane Layton, Utah 84040	$100,000.00
Tiffany Limpert 8395 S Parkhurst Circle Sandy, Utah 84094	$100,000.00
Matthew Limpert 2551 S Fillmore Street Salt Lake City, Utah 84106	$50,000.00
Lowell Anderson 7138 S 2000 E, #211 Salt Lake City Utah 84121	$75,000.00
Branden Vernon 13043 S 2950 W Riverton, Utah 84065	$25,000.00
Steven Antebi 11601 Wilshire Blvd Suite 2040 Los Angeles, CA 90025	$200,000.00
TOTAL	$750,000.00

SECOND AMENDMENT TO SECURITY AGREEMENT

        SECOND AMENDMENT, dated as of November 15, 2005 (the "Amendment"), to the Security Agreement, dated September 6, 2005, as amended, (the "Security Agreement"), each made by Lightspace Corporation, a Delaware corporation, with its principal offices located at 125 Cambridgepark Drive, 4th Floor, Cambridge, MA 02140 (the "Grantor"), and AIGH Investment Partners, LLC, a Delaware limited liability company, or assigns, having an office located at 6006 Berkeley Ave., Baltimore, MD 21209, as agent for the Lenders (as defined in the Security Agreement) (the "Secured Party"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Security Agreement.

        WHEREAS, the Grantor borrowed (i) an additional amount of $150,000 pursuant to Senior Secured Notes of similar tenor to the Original Note (the "Other Note") and (ii) $250,000 from Prime Resource, Inc. pursuant to a Secured and Guaranteed Note, dated June 15, 2005 (the "Prime Note");

        WHEREAS, Prime has agreed to extend and restate the Prime Note in the form of a Senior Secured Note of similar tenor to the Original Note, and the parties wish to admit Prime as a Lender under the Security Agreement;

        WHEREAS, the Grantor and Secured Party wish to amend the Security Agreement to accurately reflect the Notes issued to the Lenders; and

        WHEREAS, Section 11 of the Security Agreement provides that no amendment to the Security Agreement shall be effective unless it is in writing and signed by the Secured Party;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Security Agreement hereby agree as follows:

        Section 1.    Amendments to the Security Agreement.    The Security Agreement is hereby amended as follows:

          (1)   The number "$750,000" in the Preliminary Statement is hereby deleted and replaced with the following: "$1,150,000 and such other amounts as may be loaned to the Grantor from time to time by the Lenders pursuant to notes of similar tenor to the Senior Secured Notes";

          (2)   Schedule I to the Security Agreement is hereby deleted in its entirety and replaced by Schedule I attached to this Amendment; and

          (3)   The parties agree to include the obligations of the Grantor under the Prime Note, as restated in the form of a Senior Secured Note, as Obligations under the Security Agreement.

        Section 2.    Effect of Amendment.    Except as expressly provided in this Amendment, each of the terms and provisions of the Security Agreement shall remain in full force and effect.

        Section 3.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

        Section 4.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

        Section 5.    Conflicts.    The parties (i) recognize that Hahn & Hessen LLP represents AIGH Investment Partners LLC in this and other matters and may continue to do so, (ii) recognize that Hahn & Hessen represents all the Lenders in the transactions contemplated by this Amendment and (iii) waive any conflicts that may arise from such representation.

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SIGNATURE PAGE
SECOND AMENDMENT TO SECURITY AGREEMENT
Lightspace Corporation
November 15, 2005

        IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Amendment to be duly executed and delivered by duly authorized representative as of the date first above written.

THE GRANTOR:
Lightspace Corporation a Delaware corporation
By:
Name: Ken Lang Title: President Address for Notices: 125 Cambridgepark Drive, 4th Floor Cambridge, MA 02140 Fax: 617-868-1799
SECURED PARTY:
AIGH INVESTMENT PARTNERS, LLC
By:
Name: Orin Hirschman Title: Manager

SIGNATURE PAGE
SECURITY AGREEMENT
Lightspace Corporation
November 15, 2005

THE LENDERS:

AIGH INVESTMENT PARTNERS LLC
By:
Name: Title:
PRIME RESOURCE INC.
By:
Name: Title:
BLUE & GOLD ENTERPRISES, LLC
By:
Steven Antebi
Terry Deru
Lowell Anderson
Matthew Limpert
Branden Vernon
Tiffany Limpert

SCHEDULE I

LENDERS

Name and Address	Principal Amount of Notes
AIGH Investment Partners, LLC 6006 Berkeley Ave. Baltimore, MD 21209	$350,000.00
Prime Resource, Inc 1245 East Brickyard Rd, #590 Salt Lake City, Utah 84106	$350,000.00
Terry Deru 99 Cove lane Layton, Utah 84040	$50,000.00
Tiffany Limpert 8395 S Parkhurst Circle Sandy, Utah 84094	$50,000.00
Matthew Limpert 2551 S Fillmore Street Salt Lake City, Utah 84106	$50,000.00
Lowell Anderson 7138 S 2000 E, #211 Salt Lake City Utah 84121	$75,000.00
Branden Vernon 13043 S 2950 W Riverton, Utah 84065	$25,000.00
Blue & Gold Enterprises, LLC Attn: Steven Antebi 11601 Wilshire Blvd Suite 2040 Los Angeles, CA 90025	$200,000.00
TOTAL	$1,150,000.00

THIRD AMENDMENT TO SECURITY AGREEMENT

        THIRD AMENDMENT, dated as of March 27, 2006 (this "Amendment"), to the Security Agreement, dated September 6, 2005, as amended, (the "Security Agreement"), each made by Lightspace Corporation, a Delaware corporation, with its principal offices located at 125 Cambridgepark Drive, 4th Floor, Cambridge, MA 02140 (the "Grantor"), and AIGH Investment Partners, LLC, a Delaware limited liability company, or assigns, having an office located at 6006 Berkeley Ave., Baltimore, MD 21209, as agent for the Lenders (as defined in the Security Agreement) (the "Secured Party"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Security Agreement.

        WHEREAS, the Grantor borrowed (i) an aggregate principal amount of $2,400,000 pursuant to Senior Secured Notes from the Lenders and two additional Lenders and (ii) expects to borrow additional amounts from certain Lenders pursuant to non-convertible secured notes in the form attached hereto as Exhibit A (the "Additional Notes");

        WHEREAS, the Grantor and Secured Party wish to amend the Security Agreement to accurately reflect the Senior Secured Notes issued to the Lenders and the Additional Notes which may from time to time, commencing on the date of the Amendment, be issued to certain Lenders; and

        WHEREAS, Section 11 of the Security Agreement provides that no amendment to the Security Agreement shall be effective unless it is in writing and signed by the Secured Party;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Security Agreement hereby agree as follows:

        Section 1.    Amendments to the Security Agreement.    The Security Agreement is hereby amended as follows:

          (1)   Schedule I to the Security Agreement is hereby deleted in its entirety and replaced by Schedule I attached to this Amendment.

          (2)   The parties agree to include the obligations of the Grantor under the Additional Notes as Obligations under the Security Agreement.

          (3)   The parties wish to admit as parties to this Agreement Hershel Berkowitz and Joshua Hirsch, and such persons shall also be deemed Lenders.

          (4)   The parties recognize that Additional Notes may be sold from time to time by the Grantor at par to one or more Lenders who are accredited investors (as defined under US securities laws), and the Grantor shall not be obliged to offer such Additional Notes to any of the Lenders.

        Section 2.    Effect of Amendment.    Except as expressly provided in this Amendment, each of the terms and provisions of the Security Agreement shall remain in full force and effect.

        Section 3.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

        Section 4.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

        Section 5.    Conflicts.    The parties (i) recognize that Hahn & Hessen LLP represents AIGH Investment Partners LLC in this and other matters and may continue to do so, (ii) recognize that Hahn & Hessen represents all the Lenders in the transactions contemplated by this Amendment and (iii) waive any conflicts that may arise from such representation.

[balance of page intentionally left blank]

SIGNATURE PAGE
THIRD AMENDMENT TO SECURITY AGREEMENT
Lightspace Corporation
March 27, 2006

        IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Amendment to be duly executed and delivered by duly authorized representative as of the date first above written.

THE GRANTOR:
Lightspace Corporation a Delaware corporation
By:
Name: Title: Address for Notices: 125 Cambridgepark Drive, 4th Floor Cambridge, MA 02140 Fax: 617-868-1799
SECURED PARTY:
AIGH INVESTMENT PARTNERS, LLC
By:
Name: Orin Hirschman Title: Manager

SIGNATURE PAGE
SECURITY AGREEMENT
Lightspace Corporation
March 27, 2006

THE LENDERS:	AIGH INVESTMENT PARTNERS LLC
By:
Name: Title:
PRIME RESOURCE INC.
By:
Name: Title:
BLUE & GOLD ENTERPRISES, LLC
By:
Steven Antebi
Terry Deru
Lowell Anderson
Matthew Limpert
Branden Vernon
Tiffany Limpert
Hershel Berkowitz
Joshua Hirsch

SCHEDULE I

LENDERS

Name and Address	Principal Amount of Senior Secured Notes	Principal Amount of Additional Notes
AIGH Investment Partners, LLC 6006 Berkeley Ave. Baltimore, MD 21209	$1,250,000.00	$820,000.00
Prime Resource, Inc 1245 East Brickyard Rd, #590 Salt Lake City, Utah 84106	$350,000.00
Terry Deru 99 Cove lane Layton, Utah 84040	$50,000.00
Tiffany Limpert 8395 S Parkhurst Circle Sandy, Utah 84094	$50,000.00
Matthew Limpert 2551 S Fillmore Street Salt Lake City, Utah 84106	$50,000.00
Lowell Anderson 7138 S 2000 E, #211 Salt Lake City, Utah 84121	$75,000.00
Branden Vernon 13043 S 2950 W Riverton, Utah 84065	$25,000.00
Blue & Gold Enterprises, LLC Attn: Steven Antebi 11601 Wilshire Blvd Suite 2040 Los Angeles, CA 90025	$300,000.00
Hershel Berkowitz 410 Yeshiva Lane Baltimore, MD 21208	$200,000.00
Joshua Hirsch 1 Longfellow Place, Suite 3407 Boston, MA 02114	$50,000.00
TOTAL	$2,400,000.00	$820,000.00

QuickLinks

SCHEDULE I LENDERS
EXHIBIT A
EXHIBIT B
EXHIBIT C
FIRST AMENDMENT TO SECURITY AGREEMENT
PRELIMINARY STATEMENT
SCHEDULE I LENDERS
SECOND AMENDMENT TO SECURITY AGREEMENT
SIGNATURE PAGE SECOND AMENDMENT TO SECURITY AGREEMENT Lightspace Corporation November 15, 2005
SIGNATURE PAGE SECURITY AGREEMENT Lightspace Corporation November 15, 2005
SCHEDULE I LENDERS
THIRD AMENDMENT TO SECURITY AGREEMENT
SIGNATURE PAGE THIRD AMENDMENT TO SECURITY AGREEMENT Lightspace Corporation March 27, 2006
SIGNATURE PAGE SECURITY AGREEMENT Lightspace Corporation March 27, 2006
SCHEDULE I
LENDERS